                                                                Exhibit 99.25



SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF PRO FORMA EARNINGS TO FIXED CHARGES

RATIO OF EARNINGS TO FIXED CHARGES (CONSOLIDATED FUNDS - MAXIMUM PARTICIPATION):



                                                                               YEAR ENDED DECEMBER 31,
                                                        ---------------------------------------------------------------------
(000'S)                                                   1995           1996           1997            1998           1999

Earnings:
  Pretax income (loss)                                   $ (888)        $  (149)       $(2,351)        $   161        $  (638)

Fixed Charges:
  Interest expense                                        2,209           2,965          2,930           2,579          2,503
  Interest factor of rental expense                         128             128            127             125            137
                                                        -------         -------        -------         -------        -------
              Total fixed charges                         2,337           3,093          3,057           2,704          2,640

              Total earnings                              1,449           2,944           (706)          2,865          2,002

              Total fixed charges                         2,337           3,093          3,057           2,704          2,640

Ratio of earnings to fixed charges                         0.62            0.95          (0.23)           1.06           0.76
                                                        =======         =======        =======         =======        =======

  Deficiency to cover fixed charges                         888             149          2,351            --              638
                                                        =======         =======        =======         =======        =======

COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
              Operating rental expense                      383             383            382             374            410
              Interest factor                                33%             33%            33%             33%            33%
                                                        -------         -------        -------         -------        -------

                                Total                       128             128            127             125            137
                                                        =======         =======        =======         =======        =======

                                                         THREE MONTHS ENDED
                                                       MARCH 31,      MARCH 31,
                                                       ---------      ---------
(000'S)                                                  1999           2000

Earnings:
  Pretax income (loss)                                  $    23        $   194

Fixed Charges:
  Interest expense                                          614            759
  Interest factor of rental expense                          31             10
                                                        -------        -------
              Total fixed charges                           645            769

              Total earnings                                668            963

              Total fixed charges                           645            769

Ratio of earnings to fixed charges                         1.04           1.25
                                                        =======        =======

  Deficiency to cover fixed charges                          --
                                                        =======        =======

COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
              Operating rental expense                       93             29
              Interest factor                                33%            33%
                                                        -------        -------

                                Total                        31             10
                                                        =======        =======